UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
Advanced Photonix, Inc
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Avenida Acaso, Camarillo, California	93012

(Address of Principal Executive Offices)	(ZIP Code)
Registrant’s telephone number, including area code: (805) 987-0146
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
Loan Agreement, dated as of September 15, 2005
Press Release of Advanced Photonix, Inc.

Item 1.01. Entry into a Material Definitive Agreement.
Picometrix, LLC (“Picometrix”), a wholly-owned subsidiary of Advanced Photonix, Inc. (“API”), and the Michigan Economic Development Corporation (“MEDC”) entered into a Loan Agreement, dated September 15, 2005 (the “Loan Agreement”), providing for an award of $1,200,000 to Picometrix in the form of a loan (the “Loan”). The first disbursement is not subject to satisfaction of any condition other than submission of a request therefor and will be $600,000 of the $1,200,000 total aggregate principal amount of the Loan. The remaining $600,000 aggregate principal amount of the Loan will be disbursed to Picometrix by MEDC, upon Picometrix’s request, in 3 equal installments not to exceed $168,000 each and a fourth installment not to exceed $96,000,in each case, upon the achievement of certain milestones. The Loan bears an interest rate of 7.0% per annum and is unsecured. Picometrix is not obligated to make any payments of principal or interest on the Loan until the second anniversary of the date of the promissory note and all accrued but unpaid interest for such period will be added to the outstanding principal of the Loan. Picometrix will only be obligated to pay the interest on the outstanding principal amount of the Loan for the 12 calendar months following the second anniversary of the date of the promissory note. Picometrix will then be obligated to pay principal and interest on the unpaid portion of the Loan in equal installments for the 36 calendar months after the third anniversary of the date of the promissory note until the Loan is paid in full.
The Loan Agreement contains customary affirmative covenants. The Loan Agreement also contains customary events of default such as nonpayment and bankruptcy, which if they occur may cause all outstanding obligations under the Loan Agreement to be accelerated and become immediately due and payable.
The description of the Loan Agreement is qualified in its entirety by reference to the copy of the Loan Agreement filed as Exhibit 10.1 hereof, which is incorporated by reference herein.
(c) Exhibits:
The following exhibit is filed herewith.
10.1	Loan Agreement, dated as of September 15, 2005, by and between Picometrix, LLC and the Michigan Economic Development Corporation.

99.1	Press Release of Advanced Photonix, Inc. dated September 16, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/ Richard Kurtz

Richard Kurtz, Chief Executive Officer

Dated: September 16, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Loan Agreement, dated as of September 15, 2005, by and between Picometrix, LLC and the Michigan Economic Development Corporation.

99.1	Press Release of Advanced Photonix, Inc. dated September 16, 2005.